Exhibit 10.30

SUSQUEHANNA BANCSHARES, INC.

AMENDED AND RESTATED 2005 EQUITY COMPENSATION PLAN

AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT

This Amended and Restated Restricted Stock Agreement (this “Agreement”) is entered into as of the          day of January, 2011 between Susquehanna Bancshares, Inc. (the “Company”) and the Grantee. The Restricted Shares awarded pursuant to this Agreement are subject to the terms set forth herein and in all respects are subject to the terms and provisions of the Amended and Restated Susquehanna Bancshares, Inc. 2005 Equity Compensation Plan (the “Plan”) applicable to Restricted Shares, which terms and provisions are incorporated herein by this reference. Unless the context requires otherwise, the terms defined in the Plan shall have the same meanings herein.

1. Award of Stock. On December 29, 2010 (the “Effective Date”), the Company granted to the Grantee Restricted Shares of the Company’s common stock, par value $2.00 (the “Shares”).

2. Forfeiture of Shares. The Shares are subject to forfeiture to the Company until such time as they become nonforfeitable in accordance with this Section 2; provided that, notwithstanding any provision of this Section 2 to the contrary, the vesting of the Shares pursuant to this Section 2 is subject in all respects to the Grantee continuing to be employed by, or providing services to, the Company during the applicable vesting period and the Grantee’s continued compliance with terms of the restrictive covenants set forth in the written employment agreement by and between the Grantee and the Company, or if no such employment agreement exists, the restrictive covenants set forth in such other agreement by and between the Company and the Grantee, or plan of the Company to which the Grantee is subject, in each case, as in effect from time to time. For purposes of this Agreement, the period of time over which the Grantee is bound by such restrictive covenants shall be called the “Restrictive Covenants Period.”

(a) One third of the Shares will vest and become nonforfeitable on each of the first, second and third anniversaries of the Effective Date; provided in each case that the Grantee is employed by, or providing services to, the Company through the applicable anniversary.

(b) If the Grantee ceases to be employed by, or provide services to, the Company for any reason other than due to the Grantee’s death, Disability or Early or Normal Retirement (as defined by Susquehanna Bancshares, Inc. Cash Balance Pension Plan), any Shares which have not yet become vested and nonforfeitable as of the effective date of such termination will immediately and automatically be forfeited.

(c) If the Grantee ceases to be employed by, or provide services to, the Company due to the Grantee’s death or Disability, any Shares which have not yet become vested and nonforfeitable as of the effective date of the Grantee’s termination due to death or Disability will immediately and automatically, without any action on the part of the Company, become vested and nonforfeitable.

(d) If the Grantee ceases to be employed by, or provide services to, the Company due to the Grantee’s Early or Normal Retirement (as defined by Susquehanna Bancshares, Inc. Cash Balance Pension Plan), any Shares which have not yet become vested and nonforfeitable as of the effective date of such termination due to Early or Normal Retirement will continue to vest pursuant to the schedule set forth in Section 2(a) so long as the Restrictive Covenants Period is in effect; provided, however, that if the vesting schedule in Section 2(a) would extend beyond the last day of the Restrictive Covenants Period, any shares will immediately and automatically, without any action on the part of the Company, become vested and nonforfeitable as of the last day of the Restrictive Covenants Period.

Notwithstanding the foregoing schedule, if a Change of Control occurs while the Grantee is employed by, or providing services to, the Company, then any Shares which have not yet become vested and nonforfeitable will automatically become nonforfeitable as of the date of the Change of Control.

3. Share Legends. The following legend will be placed on the certificates evidencing all Shares subject to forfeiture in accordance with Section 2, in addition to any other legends that may be required to be placed on such certificates pursuant to applicable law, the Plan or otherwise:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE AMENDED AND RESTATED SUSQUEHANNA BANCSHARES, INC. 2005 EQUITY COMPENSATION PLAN AND THE AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN [                ] AND SUSQUEHANNA BANCSHARES, INC. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN FORFEITURE CONDITIONS, TRANSFER RESTRICTIONS AND REPURCHASE RIGHTS). A COPY OF THAT AGREEMENT IS ON FILE IN THE PRINCIPAL OFFICES OF SUSQUEHANNA BANCSHARES, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF SUSQUEHANNA BANCSHARES, INC.

4. Escrow of Shares.

(a) Certificates evidencing the Shares issued under this Agreement will be held in escrow by the Secretary of the Company or his or her designee (the “Escrow Holder”) until such Shares cease to be subject to forfeiture in accordance with Section 2, at which time the Escrow Holder will deliver such certificates representing the nonforfeitable Shares to the Grantee; provided, however, that no certificates for Shares will be delivered to the Grantee until appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Shares.

(b) If any of the Shares are forfeited by the Grantee under Section 2, upon request by the Company, the Escrow Holder will deliver the stock certificate(s) evidencing those Shares to the Company, which will then have the right to retain and transfer those Shares to its own name free and clear of any rights of the Grantee under this Agreement or otherwise.

(c) The Escrow Holder is hereby directed to permit transfer of the Shares only in accordance with this Agreement or in accordance with instructions which are consistent with this Agreement which are signed by both parties. In the event further instructions are reasonably desired by the Escrow Holder, he or she shall be entitled to conclusively rely upon directions executed by a majority of the members of the Board. The Escrow Holder shall have no liability for any act or omissions hereunder while acting in good faith in the exercise of his or her own judgment.

5. Rights of Grantee. The Grantee shall have the right to vote the Shares and to receive dividends with respect to the Shares. The Grantee shall be eligible to enroll in the Company’s dividend reinvestment program with respect to the Shares, so that cash dividends paid with respect to the Shares may be reinvested in additional common stock.

6. Stock Splits, etc. If, while any of the Shares remain subject to forfeiture, there occurs any merger, consolidation, reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, or other similar change in the Company’s common stock, then any and all new, substituted or additional securities or other consideration to which the Grantee is entitled by reason of the Grantee’s ownership of the Shares will be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as “Shares” for purpose of this Agreement.

7. Tax Consequences. The Grantee understands and agrees that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the vesting of the Shares. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this Award and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability arising in connection with this Award. Furthermore, the Grantee agrees that, as a condition to the effectiveness of this Award, he or she will not elect under Section 83(b) of the Code to be taxed on the compensatory element of this Award at the time the Shares are granted (rather than when the applicable restrictions lapse).

8. Restriction on Transfer. Except for the escrow described in Section 4 hereof or the transfer of the Shares to the Company as contemplated by this Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered, pledged or otherwise alienated or disposed of in any way until the Shares become nonforfeitable in accordance with Section 2 of this Agreement.

9. Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Shares, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

10. General Provisions:

(a) This Agreement, together with the Plan, constitutes the entire agreement between the Company and the Grantee regarding the grant of the Shares.

(b) The Committee may modify this Agreement to bring it into compliance with any valid and mandatory government regulation or exchange listing requirement. This Agreement may also be amended by the Committee with the consent of the Grantee. Any such amendment shall be in writing and signed by the Company and the Grantee.

(c) Nothing contained in this Agreement shall be deemed to require the Company and its subsidiaries to continue the Grantee’s relationship as an employee, consultant or member of the Board or to modify any agreement between the Grantee and the Company or its subsidiaries relating thereto.

(d) The Committee may from time to time impose any conditions on the Shares as it deems necessary or advisable to ensure that the Plan and this Award satisfy the conditions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.

(e) The Grantee agrees upon request execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(f) Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of the Plan as it presently exists, and as it may hereafter be amended, are deemed incorporated herein by reference, and in the event of any conflict between the terms of this Agreement and the provisions of the Plan, the provisions of the Plan shall be deemed to supersede the provisions of this Agreement.

(g) This Agreement shall be governed by, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the application of the principals of conflicts or choice of laws.

(h) This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

SUSQUEHANNA BANCSHARES, INC.

Attest:	By:

Secretary

IF YOU DO NOT NOTIFY US, IN WRITING, THAT YOU DO NOT WISH TO ACCEPT THE AWARD OF SHARES DESCRIBED IN THIS AGREEMENT, THEN YOU WILL BE DEEMED TO HAVE ACCEPTED THE AWARD OF SHARES DESCRIBED IN THIS AGREEMENT AND TO HAVE AGREED TO BE BOUND BY THE TERMS OF THE PLAN AND THIS AGREEMENT. IF YOU WISH TO SEND US THIS WRITTEN NOTICE, PLEASE SEND IT TO: VICE PRESIDENT-HUMAN RESOURCES ADMINISTRATION MANAGER, SUSQUEHANNA BANCSHARES, INC., 26 NORTH CEDAR STREET, LITITZ, PA 17545.

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